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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of Earliest Event Reported): December 28, 2001


                               VENTIV HEALTH, INC.
             (Exact Name of Registrant as Specified in its Charter)


                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)


             0-30318                                     52-2181734
-------------------------------------       ------------------------------------
     (Commission File Number)               (I.R.S. Employer Identification No.)



                           1114 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10036
               (Address of Principal Executive offices) (Zip Code)


                                 (212) 768-8000
               (Registrant's Telephone Number, Including Area Code


                                       N/A
          (Former Name or Former Address, if changed Since Last Report)

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                               VENTIV HEALTH, INC.

                           CURRENT REPORT ON FORM 8-K

Item 5. Other Events.

Ventiv Health, Inc. announced today via press release that the Company has signed a non-binding letter of intent with a subsidiary of a major financial institution for a new credit facility of up to $50 million, which would be used to refinance the Company's existing credit facility and meet the Company's ongoing working capital needs. It is expected that a credit facility provided by this lender would be secured by the Company's assets, and that borrowing availability under the facility will be based on the level of the Company's U.S.-based accounts receivable. Closing of this new credit facility is subject to a due diligence and documentation process, which is currently in process.

The Company had previously disclosed in its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2001, as filed with the Securities and Exchange Commission on November 14, 2001, that it had executed a term sheet with its current lending group on November 14, 2001 to enter into an amended credit facility on or before December 3, 2001. The amended credit facility would be secured by Ventiv's assets and would include a waiver of non-compliance through December 21, 2001 for the Company's non-compliance with certain existing financial covenants. It was anticipated that subsequent to December 3, 2001 the parties would agree on modified financial and restrictive covenants and other terms, which would be incorporated into the amended credit facility on or before the December 21, 2001 expiration date of the waiver of non-compliance. As disclosed in its Current Report on Form 8-K dated and filed as of December 3, 2001, the parties subsequently agreed to defer amending the credit facility in any form until final agreement is reached on modifications to financial and restrictive covenants and other terms.

The Company continues to work with its existing lenders to amend the Company's existing $50 million unsecured revolving credit facility, as it is not in compliance with certain financial covenants in this facility. It is the Company's intention to finalize and close the new credit facility or amend its existing credit facility during the first quarter of 2002. The Company previously announced that it intended to amend its existing credit facility by December 31, 2001. In the interim, the Company's current lenders have reserved all rights and remedies, including the right to declare all amounts outstanding under the existing facility immediately payable. Ventiv classified all amounts outstanding under the credit facility as current at September 30, 2001.

Should the Company be unable to enter into an amended credit arrangement with its existing bank group or a credit facility with a new lender, it will have to seek alternative financing arrangements or sources of capital. However, there can be no assurances that such alternative financing can be obtained. The failure to obtain an amended credit facility containing a waiver and modified financial covenants, to enter into a credit facility with a new lender or to obtain other financing arrangements, would have a material adverse effect on the financial condition of the Company and jeopardize its ability to continue as a going concern.

Item 7. Financial Statements and Exhibits

(c) Exhibits

99.1 Press release of Ventiv Health, Inc., dated as of December 28, 2001.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                               VENTIV HEALTH, INC.

                                By: /s/ John R. Emery

                                   --------------------------------------------
Date: December 28, 2001            Name: John R. Emery
                                   Title: Chief Financial Officer
                                   (Principal Accounting and Financial Officer)